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                                                                    EXHIBIT 10.3


                              Employment Agreement

Effective 31 May 2000, the on-going employment of David L. Weir, as President and CEO of Denison Hydraulics, Inc. and Director, President and CEO of Denison International plc, shall be subject to the same terms and conditions of the Employment Agreement dated 1st June 1998.

Per Section 11, Mr. Weir will give the Company 3 (three) months notice of resignation and per Section 12, the Company will give Mr. Weir 12 (twelve) months notice of Termination of this Agreement.



Denison Hydraulics Inc.                      Witness:



J. Colin Keith, Chairman                     Date: 31 May 2000
Date: 31 May 2000



David L. Weir                                Witness:




Date: 31 May 2000                            Date:   31 May 2000